Exhibit 99.1

Synacor Expects First Quarter Results to be at the High-End or to Exceed Guidance and

Raises Guidance for the Full Year 2015

BUFFALO, NY - April 10, 2015 – Synacor Inc. (NASDAQ: SYNC), the trusted technology development, multiplatform services and revenue partner for video, internet and communications providers, and device manufacturers, today announced it expects to exceed previously provided guidance for Q1 revenue and to be at the high end of previously provided guidance for Q1 adjusted EBITDA. Synacor also increased both full year 2015 revenue and adjusted EBITDA guidance. Synacor’s updated financial guidance follows:

•	Q1 Revenue: Revenue for the first quarter of 2015 is projected to be in the range of $26.0 million to $26.5 million. Previously, the Company provided guidance for Q1 2015 revenue in the range of $24.0 million to $26.0 million.

•	Q1 Adjusted EBITDA: For the first quarter of 2015, the Company expects to report adjusted EBITDA of $0.5 to $1 million. Previously, the Company provided guidance for Q1 2015 Adjusted EBITDA of $0.0 million to $1 million.

•	FY15 Revenue: Revenue for the full year of 2015 is projected to be in the range of $97.0 million to $102.0 million. Previously, the Company provided guidance for FY 2015 revenue in the range of $95.0 million to $100.0 million.

•	FY15 Adjusted EBITDA: For the full year of 2015, the Company expects to report adjusted EBITDA of $2.0 million to $4.0 million. Previously, the Company provided guidance for FY 2015 adjusted EBITDA of $1.5 million to $3.5 million.

During the first quarter of 2015, Synacor generated over $1.0 million in cash, adding to the $25.6 million cash balance at the end of the prior quarter ending December 31, 2014.

“I’m pleased today to announce increases to our previously provided quarterly and annual guidance, which reflect solid execution against our strategic plan for growth,” said Himesh Bhise, Chief Executive Officer of Synacor. “We continue to deliver adjusted EBITDA profitability, and at the high-end of our updated guidance for Q1 we will again deliver 5% year-over-year revenue growth, similar to the growth we reported in Q4. The updated guidance is driven by sustained momentum in advertising, continuing transition at Charter, interest from customers in our video solutions, and our recent progress in the area of content discovery.”

Final Results to Be Released on April 30, 2015:

The information in this release is preliminary. Synacor is completing its normal closing process and will release its first quarter results on April 30, 2015, at approximately 4:00 p.m. (Eastern time) and will hold a conference call with investors and analysts to discuss its first quarter results and provide additional commentary at 5:00 p.m. (Eastern time) on that day. The live webcast of Synacor’s earnings conference call can be accessed at http://investor.synacor.com/events.cfm. To participate, please login approximately ten minutes prior to the webcast. For those without access to the Internet, the call may be accessed toll-free via phone at (877) 837-3911, with conference ID 19318004, or callers outside the U.S. may dial (253) 237-1167. Following completion of the call, a recorded webcast replay will be available on Synacor’s website through May 7, 2015. To listen to the telephone replay, call toll-free (855) 859-2056, or callers outside the U.S. may dial (404) 537-3406. The conference ID is 19318004.

About Synacor

Synacor (NASDAQ: SYNC) is the trusted technology development, multiplatform services and revenue partner for video, internet and communications providers, and device manufacturers. We deliver modern, multiscreen experiences and advertising to their consumers that require scale, actionable data and sophisticated implementation. www.synacor.com

Forward-Looking Statements

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This communication contains forward-looking statements concerning Synacor’s expected financial performance for the first quarter of 2015. These results are preliminary, have not been reviewed or audited by Synacor’s independent registered public accounting firm, and are accordingly subject to adjustment prior to Synacor’s reporting its complete financial results for the first fiscal quarter. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements the company makes.

The risks and uncertainties referred to above include - but are not limited to - risks associated with: adjustments to our preliminary estimates for the financial results of the first quarter; issues encountered in the completion of the quarterly review; and general economic conditions.

Further information on these and other factors that could affect the company’s financial results is included in filings it makes with the Securities and Exchange Commission from time to time, including the section entitled “Risk Factors” in the company’s most recent Form 10-K, as amended, filed with the SEC. These documents are available on the SEC Filings section of the Investor Information section of the company’s website at http://investor.synacor.com/. All information provided in this release and in the attachments is available as of April 10, 2015, and Synacor undertakes no duty to update this information.

Important Additional Information

Synacor, Inc. (the “Company”) has provided to its stockholders a definitive proxy statement, filed with the Securities and Exchange Commission (“SEC”) on March 27, 2015, and an accompanying proxy card in connection with the Company’s 2015 annual meeting of stockholders (the “2015 Annual Meeting”). The Company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the 2015 Annual Meeting. Information concerning the interests of these directors and executive officers in connection with the matters to be voted on at the 2015 Annual Meeting is included in the definitive proxy statement filed by the Company with the SEC in connection with such meeting. In addition, information concerning the Company’s directors and executive officers is available in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on March 12, 2015. To the extent holdings of the Company’s securities have changed since the amounts contained in the definitive proxy statement filed with the SEC in connection with the 2015 Annual Meeting, such changes have been reflected on Initial Statements of Beneficial Ownership of Securities on Form 3 and Statements of Changes in Beneficial Ownership of Securities on Form 4 filed with the SEC. Such documents are, or will be, available free of charge at the SEC website at http://www.sec.gov. STOCKHOLDERS ARE URGED TO READ CAREFULLY THE DEFINITIVE PROXY STATEMENT FILED BY THE COMPANY AND ANY OTHER RELEVANT DOCUMENTS FILED WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION WITH RESPECT TO THE PARTICIPANTS.

Contacts

Investor Contact:

Denise Garcia, Managing Director

ICR

ir@synacor.com

716-362-3309

Press Contact:

Meredith Roth, VP, Corporate Communications

Synacor

mroth@synacor.com

716-362-3880

The Synacor logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=11609

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